TERM NOTE

$5,550,000                                            Dated:  September 29, 2000

                                    ARTICLE I

                                 Repayment Terms

                  FOR VALUE RECEIVED, the undersigned, PROBEX CORP., a Delaware corporation (the "Borrower") HEREBY PROMISES TO PAY to the order of PENNZOIL-QUAKER STATE COMPANY (the "Lender") on November 28, 2000 the principal sum of FIVE MILLION FIVE HUNDRED FIFTY THOUSAND AND NO/ONE-HUNDREDTHS DOLLARS ($5,550,000), (less the amount of any principal payment made prior to such date) with interest (computed on the basis of a 360-day year - 30-day month) on the unpaid principal balance of this Note (i) from the date hereof to, but not including, October 27, 2000, at a rate of 13% per annum and (ii) from and thereafter, at a rate of 18% per annum. Notwithstanding the foregoing, if any principal or interest hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at the Maximum Rate, and shall be payable upon demand, calculated from the date each overdue payment was due until paid in full.

                  On or before October 13, 2000, Borrower shall make a mandatory payment hereunder of $1,000,000, together with all unpaid accrued interest thereon. An additional $1,000,000 shall be mandatorily prepaid, together with unpaid accrued interest thereon, upon the earlier of (i) the execution of the Engineering, Procurement and Construction Contract with Bechtel and (ii) November 3, 2000. Borrower may at any time, and from time to time, prepay this
Note in whole or in part, without penalty or premium.

                  Accrued and unpaid interest on the unpaid principal balance of this Note shall be due and payable on the first day of each month, commencing November 1, 2000, and at maturity.

                  Both principal and interest are payable in lawful money of the United States of America in immediately available funds, on or before 11:00 a.m. (Houston time) on the date when due, by wire transfer to account no. 323-021158, Acct. Name: Pennzoil-Quaker State Co.; Ref: Sale of SES at The Chase Manhattan Bank, N.A., New York, NY (ABA No. 021000021), or such other location as Lender may designate.

                  All payments shall be made without deduction, withholding, counterclaim, off-set or defense and shall be applied first to accrued interest, the balance to principal.

                  This is the Note referred to in, and secured by (i) that certain Pledge Agreement of even date herewith executed and delivered by Borrower in favor of Lender (as the same may be amended from time to time, the "Pledge Agreement") and (ii) that certain Security Agreement of even date herewith executed and delivered by Probex Fluids Recovery, Inc. ("PFR") in favor of Lender (as the same may be amended from time to time, the "Security Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Pledge Agreement and the Security Agreement.

                                   ARTICLE II
                               Events of Default
                               -----------------

                  If any of the following events ("Events of Default") shall occur:

                  (a) PFR shall fail to pay any amount payable under the Security Agreement or the Purchase Agreement, when and as the same shall become due and payable;

                  (b) Borrower shall fail to pay any principal of, or any interest on, this Note or any other amount payable under this Note or any other Loan Document or the Purchase Agreement, when and as the same shall become due and payable;

                  (c) any representation or warranty made or deemed made by or on behalf of Borrower or PFR in or in connection with any Loan Document, the Purchase Agreement, or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document, the Purchase Agreement, or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

                  (d) Borrower or PFR shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document or the Purchase Agreement;

                  (e) Borrower or PFR shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness individually or in the aggregate in excess of $100,000 ("Material Indebtedness"), when and as the same shall become due and payable;

                  (f) any event or condition occurs that results in any Material Indebtedness of Borrower or PFR becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness of Borrower or PFR or any trustee or agent on its or their behalf to cause any Material Indebtedness of Borrower or PFR to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or PFR or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or PFR or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) Borrower or PFR shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
         (ii) consent to the  institution of, or fail to contest in a timely and


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

         appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or PFR or for a substantial part of its assets,
         (iv) file an answer admit-ting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (i) Borrower or PFR shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (j) one or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against Borrower or PFR and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Borrower or PFR to enforce any such judgment;

                  (k) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by Borrower, PFR or any Affiliate thereof not to be, a valid and perfected Lien on any Collateral or Pledge Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of Lender's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the applicable Security Document;

                  (l) there shall occur, in the judgment of Lender, a material adverse change in the business, assets or prospects of Borrower or PFR after the date hereof;

                  (m) there shall occur any material loss, theft, damage or destruction of any of PFR's property or assets not fully covered by insurance; or

                  (n) there shall occur a cessation of a substantial part of the business of Borrower or PFR for a period which significantly effects its respective capacity to continue its business on a profitable basis; or Borrower or PFR shall suffer the loss or revocation of any license or permit now held or hereafter acquired by it which is necessary to the continued or lawful operation of its respective business (provided that Borrower and PER shall have a reasonable period of time after the date hereof to obtain all required permits and licenses in connection with the consummation of the transactions contemplated by the Purchase Agreement); or Borrower or PFR shall be enjoined, restrained or in any way prevented by court, governmental or administration order from conducting all or any material part of its respective business affairs; or any material part of Borrower or PFR's property shall be taken through condemnation or the value of such property shall be materially impaired through condemnation;

then, and in every such event (other than an event described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Lender may declare the then outstanding amounts hereunder to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the amounts hereunder so declared to be due and payable, together with accrued interest thereon and all other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are


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

hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the principal amounts hereunder then outstanding, together with accrued interest thereon and all other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE III
                                  Miscellaneous
                                  -------------

                THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                The Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release of substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

                The Borrower may not assign or transfer its right or obligations hereunder without the Lender's prior written consent.

                Notwithstanding anything herein or on any other Loan Document to the contrary, if at any time the interest applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on such Loan or other Secured Obligations under applicable law (collectively, the "Charges"), shall exceed the maximum which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law (the "Maximum Rate"), the rate of interest payable in respect of the Loan or other Secured Obligations hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and charges that would have been payable in respect of such Loan or other Secured Obligations but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to Lender in respect of other Secured Obligations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Maximum Rate to the date of repayment, shall have been received by Lender. If, for any reason whatever, the Charges paid or received on the Loan produces a rate which exceeds the Maximum Rate, Lender shall credit against the principal of the Loan (or, if such indebtedness shall have been paid in full, shall refund to the payer of such Charges) such portion of said Charges as shall be necessary to cause the interest paid on the Loan to produce a rate equal to the Maximum Rate. All sums paid or agreed to be paid to the holders of the Loan for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note so that the interest rate does not exceed the Maximum Rate. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between the Lender and the Borrower. On each day, if any, that Texas law establishes the Maximum Rate, the Maximum Rate shall be the "weekly ceiling" (as defined in Chapter 303 of the

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

Texas Finance Code (the "Texas Finance Code") for that day. The Lender may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to the Borrower, if and to the extent permitted by the Texas Finance Code. Without notice to the Borrower or any other person or entity, the Maximum Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusrious rate of interest permitted by applicable law fluctuates.

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



                THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO WRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                      PROBEX CORP.



                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

ACKNOWLEDGED FOR PURPOSES
OF ss.26.02(a) TBCC:

PENNZOIL-QUAKER STATE COMPANY

By:___________________________
Name:_________________________
Title:________________________

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